Exhibit 99.1

     Jaco Electronics Reports Fiscal 2006 Second Quarter Results;
   Company Reports Significant Financial Improvement in Operations

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Feb. 14, 2006--Jaco Electronics, Inc. (Nasdaq: JACO):


    Conference Call:      Tomorrow, February 15, at 4:30 p.m. EST
    Dial-in numbers:      888/343-7167
    Webcast/Replay URL:   http://www.vcall.com/IC/CEPage.asp?ID=101433


    Jaco Electronics, Inc. (Nasdaq: JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2006 second quarter ended December 31, 2005.


             Summary of Fiscal 2006 Second Quarter Results
                ($ in thousands, except per-share data)
----------------------------------------------------------------------
                                                   Three Months Ended
                                                         Dec. 31,
----------------------------------------------------------------------
                                                      2005       2004
----------------------------------------------------------------------
Net sales                                          $48,108    $51,967
----------------------------------------------------------------------
Gross profit                                         6,665      6,581
----------------------------------------------------------------------
Selling, general and administrative expenses         6,845      8,298
----------------------------------------------------------------------
Operating loss                                        (180)    (1,717)
----------------------------------------------------------------------
Interest expense                                       553        476
----------------------------------------------------------------------
Loss from continuing operations before income taxes   (733)    (2,193)
----------------------------------------------------------------------
Income tax provision (benefit)*                      6,629       (658)
----------------------------------------------------------------------
Net loss                                            (7,362)    (1,535)
----------------------------------------------------------------------
Diluted net loss per share                           (1.17)     (0.25)
----------------------------------------------------------------------

* During the three months ended December 31, 2005, $6,610,500 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.


    Jaco's Chairman and Chief Executive Officer Joel Girsky, commented, "During the 2006 fiscal second quarter, we continued positive recent trends in gross profit margin gains and SG&A reductions, leading to a significant decline in our operating loss to $0.2 million, compared to a $1.7 million loss in the fiscal 2005 period. Gross profit margin improved both sequentially and year-over-year, to 13.9 percent for the quarter. SG&A expenses as a percentage of net sales declined to 14.3 percent in fiscal Q2, versus
16.0 percent in the prior year period. Gross profit margins and SG&A expenses remain key factors in future operating results.
    "We have invested in areas we believe will provide the best prospects for long-term growth and continue to execute our focused business model that we believe can provide sustainable improvements in our operating results. Jaco's main areas of focus include our full-service FPD group, which expanded to over 29 percent of revenue this quarter, value-added inventory programs and support for off-shore global contract manufacturers, primarily in the Far East, and the Company's emphasis on working with core vendors in semiconductors, power supplies and other lines, that are successfully competing in the North American market.
    "Early in fiscal Q3, we announced another multi-million dollar electronic voting machine manufacturing order. The new contract was for 5,000 flat panel touch screen machines. We continue to realize the benefits from the opening of the in-house FPD integration center at our Hauppauge, NY headquarters. In addition to the voting machines order, we have also secured recent orders for gaming machines, as well as military and medical applications."

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.


                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                              (unaudited)
              ($ in thousands, except per share amounts)

                          Three months ended       Six months ended
                              December 31,           December 31,
                         ---------------------  ----------------------
                            2005       2004        2005        2004
                         ---------- ----------  ----------  ----------
Net sales               $   48,108 $   51,967  $  100,569  $  112,204
                         ---------- ----------  ----------  ----------
Gross profit                 6,665      6,581      13,782      14,182
Selling, general &
 administrative
 expenses                    6,845      8,298      13,688      16,987
                         ---------- ----------  ----------  ----------
Operating loss (profit)       (180)    (1,717)         94      (2,805)
                         ---------- ----------  ----------  ----------
Interest expense               553        476       1,118         838
Loss from continuing
 operations before
 income taxes                 (733)    (2,193)     (1,024)     (3,643)
Income tax provision
 (benefit)*                  6,629       (658)      6,438      (1,093)
                         ---------- ----------  ----------  ----------
Loss from continuing
 operations             $   (7,362)$   (1,535) $   (7,462) $   (2,550)

Discontinued
 operations:
Loss from discontinued
 operations, net of
 income tax benefit of
 $39,800                         -          -           -         (64)
Gain on sale of net
 assets of subsidiary,
 net of income tax
 provision of $518,500           -          -           -         831
                        ---------------------- -----------  ----------
Earnings from
 discontinued
 operations                      -          -           -         767

Net loss                $   (7,362)$   (1,535) $   (7,462) $   (1,783)
                         ========== ==========  ==========  ==========

Per share information:
Basic and diluted
 (loss) earnings per
 common share:
Loss from continuing
 operations                      -          -       (1.19)      (0.41)
Earnings from
 discontinued
 operations                      -          -           -        0.12
Net loss                $    (1.17)$    (0.25) $    (1.19) $    (0.29)
                         ========== ==========  ==========  ==========

Weighted average
 shares:
   Basic                 6,275,480  6,262,832   6,271,656   6,233,117
                         ========== ==========  ==========  ==========
   Diluted               6,275,480  6,262,832   6,271,656   6,233,117
                         ========== ==========  ==========  ==========

* During the three months ended December 31, 2005, $6,610,500 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.


    Summary Balance Sheet
    As of December 31, 2005

Accounts Receivable (net)       $26,553,000
Inventories (net)                31,132,000

Revolving Credit Facility       $28,114,000
Accounts Payable and
 Accrued Expenses                25,124,000
Shareholder's Equity            $34,668,000

    Supplemental Financial Statistics

Per Share Price (2/13/06)             $3.95
Book Value Per Share                  $5.51
Tangible Book Value Per Share         $1.27


    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash
             Chief Financial Officer
             631-273-5500
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni, Robert L. Rinderman
             212-835-8500
             jaco@jcir.com